EXHIBIT 10.2

Supplement to Master Unconditional Limited Guaranty

                This Supplement to Master Unconditional Limited Guaranty is executed as of October 30, 2015 (the "Supplement") by the undersigned Guarantor for the benefit of SILICON VALLEY BANK ("Bank") and is incorporated into and made part of that certain Master Unconditional Limited Guaranty dated as of October 30, 2015 executed by Guarantor in favor of Bank, as amended from time to time (the "Guaranty").  Capitalized terms used herein and not otherwise defined shall have the meanings set forth therefor in the Guaranty.

RECITALS

                Bank proposes to make certain Loan(s) in the maximum principal amount of One Million Dollars ($1,000,000) to or for the account of ENVISION SOLAR INTERNATIONAL, INC., a Nevada corporation, and ENVISION SOLAR CONSTRUCTION, INC., a California corporation (individually and collectively, jointly and severally, "Borrower"), under a Loan and Security Agreement and/or related Loan Documents in the forms attached as Exhibit A hereto (the "Supplemental Loan Documents").  Under the terms of the Guaranty, Guarantor agreed unconditionally to guaranty all Guaranteed Obligations arising from time to time under the Supplemental Loan Documents, upon execution and delivery to Bank of this Supplement.

NOW, THEREFORE, Guarantor agrees as follows:

1.             Guarantor consents to the execution, delivery and performance by Borrower of the Supplemental Loan Documents and to the making of the Loan(s) described therein by Bank to or for the account of Borrower.  Guarantor acknowledges that the Supplemental Loan Documents are "Loan Documents" under the Guaranty, and that Guarantor therefore unconditionally guarantees repayment to Bank of all of the Loans made thereunder and satisfaction of all obligations outstanding thereunder from time to time, subject to the limitations set forth in the Guaranty.  The Guaranty is and shall remain in full force and effect with respect to all of Borrower's obligations under the Loan Documents, except as otherwise set forth in the Guaranty.  Guarantor confirms that it has no defenses against its obligations under the Guaranty other than as expressly provided thereunder.

2.             The representations and warranties contained in the Guaranty are true in all material respects as of the date hereof and no material breach or violation has occurred thereunder which is continuing.

3.             The Guaranty is and, other than as expressly provided thereunder, shall remain in full force and effect in accordance with its terms and is ratified and confirmed in all respects.

4.             This Supplement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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In Witness Whereof, the undersigned Guarantor has executed this Supplement as of the date first set forth above.

KESHIF VENTURES, LLC

By:  /s/ Taner Halicioglu

Name:   Taner Halicioglu

Title:   Manager

[Signature Page to Supplement to Master Limited Unconditional Guaranty]